UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

washington, d.c. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 17, 2022

RPC, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8726	58-1550825
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2801 Buford Highway NE, Suite 300, Atlanta, Georgia 30329

(Address of principal executive office) (zip code)

Registrant's telephone number, including area code: (404) 321-2140

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 par value	RES	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 17, 2022, the Board of Directors (the “Board”) of RPC, Inc. (the “Company”) approved several changes to the composition of the Company’s leadership, all of which became effective as of May 17, 2022 (the “Effective Date”). The changes include the following:

1. Mr. Hubbell appointed as Executive Chairman. Richard A. Hubbell was appointed to serve as Executive Chairman of the Board for a period of one year or until his successor is appointed, effective upon the resignation of Gary W. Rollins as Non-Executive Chairman of the Board. Gary W. Rollins, who served as Non-Executive Chairman following the passing of Mr. R. Randall Rollins, resigned from that position on the Effective Date, but remains on the Board. On the Effective Date, Mr. Hubbell resigned from his former position as President and Chief Executive Officer of the Company and will no longer serve as the principal executive officer of the Company.

Concurrently with becoming the Executive Chairman of the Board of the Company, Mr. Hubbell was also appointed as the Executive Chairman of the Board of Marine Products Corporation, a boat manufacturing company. He was the President of the Company from 1987 to 2022, and CEO of the Company from April 2005 to May 17, 2022. He was also the President and Chief Executive Officer of Marine Products Corporation from February 2001 to May 17, 2022. Mr. Hubbell serves on the Board of Directors for both of these companies. Previously, he was Executive Vice President of Rollins Communications, Inc., a media company. He joined Rollins, Inc. in 1970. Mr. Hubbell received a B.A. in Economics from Westminster College.

Mr. Hubbell’s annual base salary will be $500,000 as of the Effective Date. In addition, Mr. Hubbell will be eligible for a short-term performance-based cash incentive with a target award of 100% of his base salary which will be based on the Company’s annual performance and determined using a Return on Invested Capital (“ROIC”) of 14% to achieve the target award with a sliding scale from 9.8% ROIC to achieve 25% of the target award, up to 19.3% ROIC to achieve a maximum of 150% of the target award. Mr. Hubbell received a 2022 stock grant award of 75,000 shares of time-based restricted stock effective on May 18, 2022. The award will vest 20 percent on January 26, 2023, and 20 percent on January 26 in each of the next four years thereafter, with the terms and conditions to be consistent with the Company’s equity incentive plan and standard form of award agreement.

2. Mr. Palmer promoted to President and Chief Executive Officer and appointed as a Member of the Board of Directors. Ben M. Palmer was appointed to serve as President and Chief Executive Officer of the Company for a period of one year or until his successor is appointed, effective upon the resignation of Mr. Hubbell from that position, which occurred on the Effective Date. In this position, Mr. Palmer shall serve as the principal executive officer of the Company. In connection with his promotion, Mr. Palmer was also appointed to the Board as a Class I director and to the Executive Committee as of the Effective Date. On the Effective Date, Mr. Palmer resigned from his position as Vice President, Chief Financial Officer and Corporate Secretary of the Company, and he will no longer serve as the principal financial and accounting officer of the Company.

Concurrently with becoming the President and Chief Executive Officer of the Company, Mr. Palmer was also appointed as the President and Chief Executive Officer of Marine Products Corporation, a boat manufacturing company. Mr. Palmer was the Vice President, Chief Financial Officer of RPC, Inc. from 1996 to May 17, 2022, and Corporate Secretary from 2018 to 2022. He was also Vice President, Chief Financial Officer of Marine Products Corporation from February 2001 to May 17, 2022, and its Corporate Secretary from 2018 to May 17, 2022. He will serve on the Boards of Directors of both the Company and Marine Products Corporation. He joined RPC, Inc. following three years as the CFO of EQ Services, a commercial mortgage and asset management subsidiary of The Equitable Companies. Prior to that, he spent ten years with Arthur Andersen in its audit and business advisory services division. Mr. Palmer has a B.S. in Business Administration from Auburn University.

Mr. Palmer’s annual base salary will be $600,000 as of the Effective Date. In addition, Mr. Palmer will be eligible for a short-term performance-based cash incentive with a target award of 100% of his base salary which will be based on the Company’s annual performance and determined using a ROIC of 14% to achieve the target award with a sliding scale from 9.8% ROIC to achieve 25% of the target award up to 19.3% ROIC to achieve a maximum of 150% of the target award. Mr. Palmer received a 2022 stock grant award of 90,000 shares of time-based restricted stock effective on May 18, 2022. The award will vest 20 percent on January 26, 2023, and 20 percent on January 26 in each of the next four years thereafter, with the terms and conditions to be consistent with the Company’s equity incentive plan and standard form of award agreement.

3. Mr. Schmit appointed Vice President, Chief Financial Officer and Corporate Secretary of the Company. Michael L. Schmit, age 49, was appointed to serve as Vice President, Chief Financial Officer and Corporate Secretary of the Company for a period of one year or until his successor is appointed, effective upon the resignation of Mr. Palmer from that position, which occurred on the Effective Date. In this position, Mr. Schmit shall serve as the principal financial and accounting officer of the Company.

Mr. Schmit joins RPC, Inc. from Schweitzer-Mauduit International, Inc., a global performance materials engineering and manufacturing company, where he served as Chief Accounting Officer and Corporate Controller since 2019.  In addition, he served as the Chief Accounting Officer and Controller of Chart Industries, Inc., a global manufacturer of highly engineered equipment servicing the clean energy and industrial gas markets, in 2019 and 2018 and as Corporate Controller in 2017. Earlier in his career, Mr. Schmit worked for other public and private companies, including Georgia-Pacific, LLC, in various financial and risk management roles.  He also worked in public accounting with Ernst & Young LLC, both in the U.S. and Australia. Mr. Schmit holds a B.S. in Business Administration from the University of Nebraska with a major in accounting and holds a CPA certification as well as several other related professional designations.

Concurrently with becoming Vice President, Chief Financial Officer and Corporate Secretary of the Company, Mr. Schmit was also appointed as the Vice President, Chief Financial Officer and Corporate Secretary of Marine Products Corporation, a boat manufacturing company.

Mr. Schmit’s annual base salary will be $300,000 as of the Effective Date. In addition, Mr. Schmit will be eligible for a short-term performance-based cash incentive with a target award of 70% of his base salary which will be based on the Company’s annual performance and determined using a ROIC of 14% to achieve the target award with a sliding scale from 9.8% ROIC to achieve 25% of the target award up to 19.3% ROIC to achieve a maximum of 150% of the target award. Mr. Schmit received a 2022 stock grant award of 35,000 shares of time-based restricted stock effective on May 18, 2022. The award will vest 20 percent on January 26, 2023, and 20 percent on January 26 in each of the next four years thereafter, with the terms and conditions to be consistent with the Company’s equity incentive plan and standard form of award agreement.

Certain Relationships, Understandings, and Related Party Transactions. There is no arrangement or understanding between any of the officers listed above and any other person, other than Company officers and directors acting in their capacity as such, pursuant to which they were or are to be selected as an officer of the Company. There is no family relationship between any of such officers and any director or executive officer of the Company or any person nominated to such position. None of such officers has a direct or indirect material interest in any transaction or currently proposed transaction in which the Company was or is to be a participant and which is or will be required to be reported pursuant to Item 404(a) of SEC Regulation S-K.

Item 7.01	Regulation FD Disclosure.

On May 17, 2022, in connection with the aforementioned changes discussed under Item 5.02, the Company issued a press release, a copy of which is attached hereto and furnished herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release dated May 17, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, RPC, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RPC, Inc.

Date: May 20, 2022	/s/ Ben M. Palmer
Ben M. Palmer
President and Chief Executive Officer

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